Exhibit 10.68

Maximum Guarantee Contract

HUA XIA BANK CO., LTD

The Maximum Guarantee Contract

Contract No.: NB07 (Maximum Guarantee) 20090117-1

Party A (Guarantee): Ningbo Litong Petrochemicals Co., Ltd.

Address: Room 312, Building 12, Dagang Sifang Region, Xingan Songhua River Road, Development Zone

Zip code: 315000                        Legal representative: Liangcai Zhu

Tel: 86152818                                Fax: 86152818

Opening Bank: Economic and Technical Development Zone Branch of Agricultural Bank

Account：39202001040007670

Party B (Creditor): HUA XIA BANK CO., LTD Ningbo Branch

Address: No.787, Baizhang East Road

Zip code: 315000

Legal representative/People in Charge: Kaiwen Wei

Tel: 87972545 Fax: 87972608

According to the provisions of Guaranty Law of the People's Republic of China and other related laws and regulations, a series of debts will occur between Party B and loanee Ningbo Keyuan Plastics Co., Ltd. (“the loanee of the main contract”) in the period of this contract regulated. Party A is willing to offer the guarantee for Party B in the extent of the maximum amount of debts of the above debts (the principal debts for short in the following). Through the consensus of Party A and Party B, they sign the contract.

Article 1 The categories and maximum amount of the secured principal financial claims and the Occurrence period of the claims

1.1 The categories of the main contract under this contract

□× The number of this contract signed between Party B and the loanee of the main contract is / of “ / ”, this contract and the specific business contract under the contract form the main contract together.

√The agreed loan contracts signed continuously in the happened period of the debts between Party B and the loanee of the main contract under article 1.4 of this contract all belong to the main contracts.

1.2 The business sorts of principal claims Party A guaranteed are in accordance with the agreements of the main contracts.

1.3 The maximum amount of claims under this contract is: currency RMB, amount: RMB 80 million ( in which the different currency business can be exchanged on that day by the listed exchanged rate of Party B).

The maximum amount of claims refers to the remaining balance of the maximum principal claims. The meanings are as following:

1.3.1 The loanee of the main contract can not exceed the limits of all principal amounts (for example: the business under the main contract: L/C, Bank Acceptance Drafts, Guarantee, Lading Guarantee, that is to say the amount of it is the remaining balance of undischarged business) which is not discharged when using in any time, but in the above limitation, the loaner of the main contract can apply for cycle using to those discharged principal amounts.

1.3.2 The maximum amount of claims is the maximum limit amount of principal. In the premise that the principal cannot exceed the above limited amount, the interest, default interest, fees and other all payables happened under the article II of the contract, Party A is will to undertake the guarantee obligation.

1.4 The happened period of the secured principal claims under the contract is from September 13, 2011to September 13, 2012. The specific meaning as following:

1.4.1 If the business sorts agreed in the main contract are loan business, then disbursement date of every loan can not exceed the due date of this period;

1.4.2 If the business sorts agreed in the main contract are acceptance of bills/issuing credit / issuing guarantee (or letter of guarantee for production of bill of lading), then Party B will make an acceptance for the drafts/ issuing credit / issuing guarantee (or letter of guarantee for production of bill of lading), but should not exceed the due date of this period.

1.4.3 The due date of every debt is based on the agreed date of the specific business contract and cannot be limited whether it is expired during this period.

Article 2 Scope of Guaranty

2.1 Party A guarantees that the scope of guaranty is the claims principal, interest, overdue interest, default interest, compound interest, penal sum, damage awards, the fees that Party B in order to achieve the claims(including but not limited in the litigation cost, arbitration fee, security expense, charge for announcement, survey fee, commission of survey, auction charge, travel charge, telecommunications fee, a retaining fee and so on) and other all payables in the main contract the loanee should pay.

2.2 All above fees excluding the principal are reckoned in the scope of guarantee responsibilities that Party A should undertake, but are not reckoned in the secured maximum amount claims under this contract.

Article 3 Confirmation of Secured Claims and Ways of Guaranty

3.1 In any one of following conditions, confirmation of secured claims under the contract:

3.1.1 The expiration of the happened period of the agreed claims of item1.4.

3.1.2 The loanee of the main contract announces that all the loans expired in advance according to the laws and regulations or the agreements of main contract.

3.1.3 Other conditions confirmed by the guarantee claims according to related laws and regulations.

3.2 The secured claims confirmation under the contract with following efficacy:

3.2.1 When the secured claims confirmed, whether the dead line for performance of the undischarged debts under the main contract is expired or whether it has additional conditions, they all belong to the scope of guaranty;

3.2.2 When the secured claims confirmed, all other clauses excluding the principal agreed in Article II of this contract belong to the extent of secured debts, whether the debts happened when confirmation.

3.3 The way of guaranty of Party A is surety ship of joint and several liabilities. Since the confirmation of the secured claims to the end of dischargement of all the secured claims, if the loanee of the main contract fails to fulfill the discharge of obligation in certain condition, Party B has the right to recourse to Party A directly, Party A has to pay the corresponding debts to Party B immediately.

3.4 Excluding the way of guaranty under the contract, the main contract has other guarantees (including but is not limited the guarantee that loanee offered to Party B), Party B has the right to execute priority of performing the contract, to ask Party A to undertake the joint and several liability, and the liability for guarantee that Party A undertakes for Party B cannot be influenced by other guarantee, and the undertaking of liability for guarantee is not based on the claims or lawsuit, arbitration , enforcement that Party B put forward to other guarantor. If Party B gives up for any causes, change the guarantee that the loanee of the main contract offer to him, change the position of guarantee, it causes the lose or reduction of the priority of compensation of the above guaranteed items, Party A agrees that the liability for guarantee will not waive or reduce under the contract.

3.5 If Party A offers the guarantee for part claims under the main contract, any part dischargement for the principal claims can not waive or reduce Party A’s liability for guarantee, Party A still should undertake the liability for guarantee for the remaining balance which is not discharged of the main contract in the extent of the amount that he gives faith to undertake.

Article 4 Guaranty Period

4.1 Guaranty Period of the liability for guarantee Party A undertaking is 2 years, the initial day can be confirmed as the following ways:

4.1.1 When the due date of execution of any debts is earlier than or the same as approval date of the secured claims, the initial day of guaranty period that the liability for guarantee Party A undertakes for this debt is the approval day of the secured claims.

4.1.2 When the due date of execution of any debts is later than approval date of the secured claims, the initial day of guaranty period that the liability for guarantee Party A undertakes for this debt is the due date of performance of the debts.

4.2 “The due date of execution of the debts” in item 4.1 includes the condition that the principal loanee of the main contract amortize debts refers to the due date of every debts and according to the agreements of the main contract, it refers to the acceleration of maturity the loanee announces.

4.3 If the business under the main contract is L/C, Bank Acceptance Drafts, guarantee, Lading Guarantee, the day of advance is the due date of execution of the debts.

Article 5 Party A’s Rights and Obligations

5.1 Party A guarantees that is a statutorily registered enterprise, having the guarantor qualification and capacity of assuring debts that is legally required, and voluntarily to undertake and to perform the guarantee liability of assets that he has the right to owned and to deal with.

5.2 Party A guarantees that he obeyed to the laws and regulations and the articles of association to sign this contract, and he is approved and authorized by his superior department or the board of directors, shareholders’ meetings and some other authorities.

5.3 Party A guarantees that he will sign and perform this contract and will not violate the regulations or agreements that will restrict Party A and its assets, will not violate any guarantee agreements and other agreements and any other documents, promise, commitment that will restrict Party A that he signed with other parties.

5.4 All the documents, information Party A offered to Party B are authentic, accurate, legal, and valid.

5.5 Party A knows and agrees all the clauses of the main contract, and is willing to offer guarantee for the loanee of the main contract, and guaranteed that he will perform assuming debts according to the promise of the main contract.

5.6 If the main contract under the contract is the “Bank Acceptance Agreement”, Party A guarantees that any disputes of bills or non-bills between the loanee of the main contract and the owner of the acceptance draft, endorser, or other bearer will not influence the liability for guarantee that Party A undertakes for Party B according to this contract.

5.7 Party A guarantees that he will not offer any other guarantee that exceeds his own ability to the third party in the period of validity.

5.8 Party A guarantees in the period of validity of this contract he will offer the balance sheet, income statement, cash flow chart and other finance statements according to Party B’s requirements, and accepts the inspection and supervision of its production and operating activities and financial status.

5.9 In the period of validity of this contract, Party A should notice Party B in written form and to carry out all the liability for guarantee under this contract thirty days before the changing that includes but not limits the way of contract in, leasing, trusteeship, recapitalization, debt restructuring, demutualization, consortium, merger( or acquisition), spin-offs, remunerative transfer of the property right, joint venture( or cooperation), reducing the registration capital, or applying for the suspending business for consolidation, applying for the dissolution( or repeal), applying for the restructure, reconciliation and bankruptcy and other mode of business, own system and legal status.

5.10 In the period of validity of this contract, Party A should notice Party B in written form within three days after the occurrence of the announcement of suspending business for consolidation, closing, the dissolution (or repeal), applying for the restructure, reconciliation and bankruptcy and other changing of own system and legal status or any other situations that threat its own normal operation and cause him losing guarantee ability.

5.11 If Party A changes the address, name, legal representative, he should notice Party B in written form within seven days.

5.12 Party A is still willing to undertake liability for guarantee when the loan is used for refunding under the main contract.

Article 6 Party B’s Rights and Obligations

6.1 Party B has the right to ask Party A to offer the financial statements, financial sheet, and other information that can reflect its operating status and statement standing.

6.2 If Party A disobeyed the agreements under the contract, Party B has the right to deduct the funds that Party B should pay to Party A which in the account that Party A opens in any operating agency of the HUA XIA BANK CO., LTD directly. When Party B collects the funds from Party A’s account, it should based on the exchanging rate that Party B declared that day if the currency in the account is different from the currency of the principal claims.

6.3 Party B needn’t to notice Party A when he signs the specific business contract (or agreements) with the loanee of main contract.

Article 7 Default Responsibility

7.1 When the contract comes into force, both parties should execute the agreed responsibility of this contract. Either side doesn’t execute or incompletely execute the agreed responsibility of this contract; he will undertake the corresponding responsibilities and compensate the loss that he caused to the other party.

Article 8 Validation of Contract

8.1 The contract comes into force from the date both parties signed the contract.

8.2 The validity of this contract is separate from the main contract, and it will not go in vain because of the invalidity of the main contract. If the main contract is determined to be invalid, Party A will undertake the joint and several liability for the debts that the loaner of the main contract’s restoration of property or compensation for the loss.

Article 9 Alteration and Dissolution of Contract

9.1 When the contract comes into force, both parties should not change or relieve this contract without permission.

9.2 If the principal claims sorts is L/C advance under this contract, Party A confirmed that when the certification applicant and Party B agreed to amend L/C, and the amount under the items of L/C ( not including interest, penal sum, compensation, and other related fees) after amendment will not exceed the maximum amount of secured claims under this contract, no matter how changeable of the amount of L/C and other clauses, the above amendment will be seen accepted by Party A in advance, and this contract will be guaranteed valid continually, and Party A will keep on undertaking the joint and several liability.

Article 10 Resolution of Disputes

10.1 The disputes occurred between Party A and Party B when they execute the contract should be settled with negotiation, if not, both of them should choose the following ways.

√To sue the local People’s Court of Party B
□To submit arbitration to the / Arbitration Commission.

10.2 If there has differences between above disputes settlement and the main contract, it should be based on the main contract.

Article 11 Supplement

11.1 During the period of validity, Party A hasn’t noticed Party B in written form when his legal person ,legal representative and address changed ,it seemed received if Party B send to all documents according to the contract.

11.2 Other agreed items
/____________________________
11.3 When using □ to make a choice, the √in the □means this clause is appropriately , the ×in the □means this clause is inappropriately.

11.4 Copies of the contract: one copy for Party A, two copies for Party B and / Party of / copy, each has equal validity.

11.5 The attachment of this contract is the part of this contract, and it has the equal legal effect of this contract.

11.6 Party B has adopted rational method submit the clauses that exempt or limit Party B to Party A of this contract, and has explained the related clauses adequately according to Party A’s requirements. Both Party A and Party B have no dissidence to the understanding of the content of the clauses.

(No formal text in the following)

Page of Signatures (No formal text in this page)

Party A

Legal representative( entrusted agent ):

September 13， 2011

Seal: Ningbo Litong Petrochemical Co.,Ltd.

Party B

Legal representative/ Principal ( entrusted agent ):

September 13， 2011

Seal: HUA XIA BANK CO., LTD,Ningbo Branch

Signature: